[ALLIED HEALTHCARE INTERNATIONAL INC. LOGO]


FOR IMMEDIATE RELEASE              For Further Information Contact:
                                   --------------------------------
     February 11, 2003             Susan Lewis, 303-804-0494
                                   slewis@pairelations.com
                                   Daniel A. Bergeron, Chief Financial Officer
                                   212-750-0064,
                                   dan.bergeron@alliedhealthcareintl.com






  ALLIED HEALTHCARE INTERNATIONAL INC. REPORTS 19 PERCENT REVENUE INCREASE AND
          COMPLETION OF TWO ACQUISITIONS IN FISCAL 2003 FIRST QUARTER

                        o  REVENUE UP 19 PERCENT
                        o  OPERATING INCOME UP 23 PERCENT
                        o  BASIC EPS* $0.09

      NEW YORK ... February 11, 2003 ... Allied Healthcare International Inc. (AMEX: ADH), a leading international provider of flexible healthcare staffing services, announced today results for its fiscal 2003 first quarter ended December 31, 2002.

      Revenue for the first quarter ended December 31, 2002, grew 19 percent to $72.4 million, versus $61.0 million for the comparable quarter in fiscal 2002. Excluding $0.6 million in charges related to the write down of debt discount, net income for the quarter would have been $2.9 million or $0.09 per basic share. Actual net income for the quarter was $2.3 million or $0.06 per basic share, compared with net income of $1.5 million, or $0.08 per share in the comparable period last year. Per share amounts in the current year were after giving effect to preferred stock transactions.

                                                 First Quarter Ended December 31,
            ($ millions)                         2002                        2001
                                                 ----                        ----

      Revenue                            $  72.4          vs.        $  61.0           +  19%
      Operating income                   $   7.3          vs.        $   5.9           +  23%

      Net Income*                        $   2.9          vs.        $   1.5           +  99%


* Results for the first quarter ended December 31, 2002 excludes a one-time non-cash charge of $601,000 related to the write-down of debt discount associated with note repayments in the first quarter.

                                    - more -

Allied Healthcare International Inc.
Fiscal 2003 First Quarter Results
Page 2

      Organic growth in the flexible healthcare staffing services sector as well as the favorable effects of changes in foreign exchange were the primary contributors to the increase in revenue and earnings for the first quarter. However, during the latter part of the first quarter, the Company completed the acquisitions of two UK-based flexible healthcare staffing services providers, Medic-One Limited and Dalesway Nursing Services.

      Medic-One Limited further strengthens the Company's position throughout London while Dalesway Nursing Services increases the Company's coverage in the North and West Yorkshire areas of England.

      "We are encouraged by our first quarter results, and remain focused on the Company's expansion both organically as well as through strategic acquisition. We are on track with our acquisition plans as evidenced by the two completed during the quarter, and we continue to evaluate other candidates regularly. The Company repeatedly demonstrates its ability to achieve significant growth rates and successfully operate in the fast-growing flexible healthcare staffing services sector," said Timothy M. Aitken, chairman and CEO.

      Sarah L. Eames, president and chief operating officer, added: "With 110 branches throughout the U.K. and the completion of several key acquisitions, we have steadily been expanding the number of hours of service we provide year over year. Our innovative recruitment programs enable us to continually attract and successfully retain nurses and carers. As a result, our flexible staffing services team has grown to more than 30,000 professionals who deliver unprecedented levels of quality care and service to the range of clients we serve. With a strong and growing network, we are well equipped to expand our offering both in the UK and in the US."

      New York-based Allied Healthcare International Inc. is a leading provider of flexible healthcare staffing services in the United Kingdom. The company also provides ancillary homecare services in the United States.

Certain statements contained herein are forward-looking statements that have been made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, including those contained in the Company's filings with the Securities and Exchange Commission, which may cause actual results in future periods or plans for future periods to differ materially from those described herein as anticipated, believed or estimated.

                            FINANCIAL TABLE ATTACHED
                                    - more -

                      ALLIED HEALTHCARE INTERNATIONAL INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (In thousands, except per share data)
                                   (Unaudited)

                                                                 THREE MONTHS ENDED
                                                             ---------------------------
                                                             DECEMBER 31,   DECEMBER 31,
                                                                2002           2001
                                                             ------------   ------------
    Total revenues                                             $72,439        $61,036

    Gross profit                                                20,270         16,335

    Selling, general and administrative expenses                12,994         10,427
                                                               -------        -------

          Operating income                                       7,276          5,908

    Interest expense, net                                        3,198          3,323

    Foreign exchange loss                                            8             13
                                                               -------        -------

          Income before income taxes and minority interest       4,070          2,572

    Provision for income taxes                                   1,767          1,071
                                                               -------        -------

          Income before minority interest                        2,303          1,501

    Minority interest                                                              44
                                                               -------        -------

          Net income                                           $ 2,303        $ 1,457

    Redeemable preferred dividend and accretion                    994
                                                               -------        -------

          Net income available to common shareholders          $ 1,309        $ 1,457
                                                               =======        =======


Net income per share of common stock:
    Basic                                                      $  0.06        $  0.08
                                                               =======        =======
    Diluted                                                    $  0.06        $  0.06
                                                               =======        =======

Weighted average number of common shares outstanding:
    Basic                                                       21,171         17,289
                                                               =======        =======
    Diluted                                                     21,559         17,465
                                                               =======        =======


RECONCILIATION OF REPORTED NET INCOME TO ADJUSTED NET INCOME:


                                                           THREE MONTHS ENDED
                                                           DECEMBER 31, 2002
                                                                ------
Reported net income                                             $2,303
Write-off of debt discount                                         601
                                                                ------
Adjusted net income                                             $2,904
                                                                ======


RECONCILIATION OF REPORTED NET INCOME PER SHARE TO ADJUSTED NET INCOME PER
SHARE:

                                                              THREE MONTHS ENDED
                                                               DECEMBER 31, 2002
                                                               BASIC     DILUTED
                                                               -----     -------
Reported net income per share                                  $0.06      $0.06
Add back: per share effect of write-off of debt discount        0.03       0.03
                                                               -----      -----
Adjusted net income per share - basic                          $0.09      $0.09
                                                               =====      =====